                                                                  Exhibit (b)(2)

                                   [GRAPHIC]

                                 PROJECT TURBO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             Discussion Materials

                               February 15, 1999

                          MORGAN STANLEY DEAN WITTER

                                                               Preliminary Draft

                                 PROJECT TURBO
--------------------------------------------------------------------------------

      The following material is being provided to the Board of Directors of ASA Holdings, Inc. (the "Company") in connection with a presentation made by Morgan Stanley & Co. Incorporated at a meeting held to evaluate the acquisition proposal made by Delta Airlines, Inc. and should be reviewed and considered as a part of such presentation. The following material has been prepared solely for the use by the Board of Directors of the Company in connection with its evaluation of the foregoing acquisition proposal and may not be relied upon by any other persons for any purpose.

                                PROJECT TURBO                  Preliminary Draft
--------------------------------------------------------------------------------
                               Table of Contents


SECTION    I      TRANSACTION OVERVIEW

SECTION    II     PRELIMINARY VALUATION ANALYSIS

SECTION    III    OVERVIEW OF A-COMPANY STRATEGIC ALTERNATIVES

--------------------------------------------------------------------------------

                             TRANSACTION OVERVIEW

--------------------------------------------------------------------------------

                                                      MORGAN STANLEY DEAN WITTER

                                 PROJECT TURBO                 Preliminary Draft
--------------------------------------------------------------------------------
                             Transaction Overview

Description             .  Purchase of 72.7% of A-Company common stock by D-Company in a Cash Tender Offer
                        .  Long Form Merger of D-Company and A-Company
                                                                                                       Proposed
Price                   .  $34 net per A-Company share in cash                  Closing Price/(1)/      Offer
                                                                                ------------------     --------
                          Price per Share                                             $31.94            $34.00
                          Premium to Current Market Price                               --                6.5%
                                                                                                      -----------
                          Estimated Proforma Market Price/(2)/                        $22-$16         |  $22-$16 |
                          Premium to Proforma Market Price/(2)/                       45%-100%        | 55%-113% |
                                                                                                      -----------
                          Aggregate Value/(3)/                                        $804MM            $846MM
                          Equity Value/(4)/                                            917MM             977MM
                          Agg. Value/1998 EBITDA                                        6.1x              6.6x
                          Agg. Value/Revised 1999 EBITDA/(6)/                           9.5x             10.2x
                          IBES
                          ----
                          Price/1999E EPS/(5)/                                         12.0x             12.8x
                          Price/2000E EPS/(5)/                                         10.5x             11.1x
                          Revised Projections
                          -------------------
                                                                                                      ----------
                          Price/1999 EPS/(6)/                                          24.6x          |  26.2x  |
                          Price/2000 EPS/(6)/                                          20.6x          |  21.9x  |
                                                                                                      ----------
Ownership:              .  D-Company will own 100% of A-Company

Conditions to Closing:  .  Completion of tender offer for A-Company shares
                        .  Hart-Scott-Rodino and other approvals

Tax Treatment:          .  Taxable event to A-Company shareholders

Accounting Treatment:   .  Purchase Accounting

Expected Closing:       .  May 1999

Break-Up Fee:           .  $5MM

                      Notes: (1) Closing price as of February 12, 1999.
                             (2) Estimated proforma stock price assuming revised projections.
                             (3) Based on -$113.1MM of net debt.
                             (4) Based on fully diluted shares outstanding.
                             (5) Based on February 1999 estimates from I/B/E/S.
                             (6) Based on revised estimates, giving full effect of adjustments in 1999 and 2000.

                                                      MORGAN STANLEY DEAN WITTER

--------------------------------------------------------------------------------
                        PRELIMINARY VALUATION ANALYSIS
--------------------------------------------------------------------------------

                                                      MORGAN STANLEY DEAN WITTER

                                                               Preliminary Draft
                                 PROJECT TURBO
================================================================================

                      Value Impact Of Revised Projections


                           [BAR CHART APPEARS HERE]


           Price/1999E EPS                         Price/2000E EPS
        Valuation Methodology                   Valuation Methodology
        ---------------------                   ---------------------

            Estimated Value                        Estimated Value
           Reduction - 51.2%                      Reduction - 49.5%
           -----------------                      -----------------

         $31.94(/1/)    $15.60                $31.94(/1/)      $16.12


                              Current      Proforma     Current     Proforma
                               Value         Value       Value       Value
                              -------      --------     -------     --------

IBES EPS Estimate(/2/)        $ 2.66                    $ 3.05

Revised EPS Estimate                       $ 1.30(/3/)             $ 1.55(/3/)

Current Market P/E Multiple    12.0x        12.0x        10.4x      10.4x
                              ------       ------       ------     ------
                              $31.94       $15.60       $31.94     $16.12


        Notes:  (1)  Current price as of 2/12/99.
                (2)  IBES estimate as of 2/12/99
                (3)  EPS proforma for full impact of adjustments

                                                               Preliminary Draft

                                 PROJECT TURBO
--------------------------------------------------------------------------------
                       Overview of Valuation Methodology


Comparable      . Universe of comparable companies deemed relevant for purposes
 Company          of this analysis includes five other publicly traded regional
Analysis          airline companies

                . Relevant public market statistics include multiples of 1999 and 2000 estimated earnings per share


  Precedent     . Review of valuation multiples and premiums paid in precedent
Transactions      airline industry transactions

                . Review of premiums paid in selected "going private"
                  transactions over the past five years


Discounted      . Utilized 5 years of projected cash flows (1999-2003) based on
Cash Flow         revised estimates following recent negotiations with D-Company
 Analysis
                . Discounts rates: 11.0% to 12.0% based on analysis of weighted average cost of capital of A-Company

                . Terminal value methodology: perpetual growth of unlevered free cash flow in terminal year at annual rates ranging from 3.0% to 5.0%


                                      -3-             MORGAN STANLEY DEAN WITTER

                                                               Preliminary Draft
                                 PROJECT TURBO
================================================================================
               Review of Revised Projected Financial Performance


              [THE FOLLOWING DATA WAS REPRESENTED BY A BAR GRAPH]


                                                       Earnings per Share
                       Operating Income                    ($MM)
                      %                              ----------------------
                   Margin          ($MM)             Revised      IBES(/3/)
                 ---------------------------         -------      ---------
1999E-03E CAGR      (2.8%)

1998                23.5%          $95.9              $2.22         $2.22

1999E(/1/)          16.6%          $73.6              $1.85         $2.66

2000E(/2/)          12.5%          $61.0              $1.55         $3.05

2001E               11.9%          $63.7              $1.66         $3.54

2002E               11.1%          $61.9              $1.70         $4.10

2003E               11.4%          $65.6              $1.86         $4.76


Note:  (1)  Reflects half year of adjustments
       (2)  Assumes full impact of adjustments
       (3) IBES earnings estimates as of February 12, 1999 for 1999 and 2000, IBES five-year growth rate thereafter.




                                                      MORGAN STANLEY DEAN WITTER

                                                               Preliminary Draft
                                 PROJECT TURBO
================================================================================
          Preliminary Valuation Summary Based on Revised Projections



              [THE FOLLOWING DATA WAS REPRESENTED BY A BAR CHART]


       Comparable Company      Precedent Transaction      Discounted Cash Flow       Current Market       Proposed
         Analysis(/1/)             Analysis(/2/)              Analysis(/3/)               Price          Offer Price
       ------------------      ---------------------      --------------------       --------------      -----------
         $16       $22              $21      $32             $20       $25              ($31.94)           ($34.00)




-------------------------------------------------------------

1999E P/E        9.3x     13.8x     18.5x     23.1x     27.7x

2000E P/E        7.7      11.6      15.5      19.4      23.2

-------------------------------------------------------------




Note:  (1)  Assumes EPS proforma for full impact of adjustments.
       (2)  Assumes 30% - 45% control premium.
       (3) Based on discount rate of 11.0% to 12.0% and perpetual growth rate of 3.0% to 5.0%.


                                                      MORGAN STANLEY DEAN WITTER
                                      -5-

                                                               Preliminary Draft
                                 PROJECT TURBO
--------------------------------------------------------------------------------
            Summary Valuation Analysis Based On Revised Projections
                         ($MM, except per share data)

                                                                                                    Equity Value(/1/)
                                                                                          --------------------------------------
                                                             Multiple Range                  Aggregate              Per Share
                                                            ----------------              ---------------       ----------------
Benchmark                                       Amount       Low       High                Low      High         Low       High
----------------------------------------       --------     -----     ------              -----    ------       -----     ------
I.   Comparable Company Trading Analysis
----------------------------------------
     Earnings(/2/) -1999E                         37.4       12.0x  -  1.65x               $449  -  $617          $16   -   $22
                   -2000E                         44.4       10.5   -  14.5                $466  -  $643          $16   -   $23
                                                                                                                 ----------------
                                                                                                   Mean:          $16   -   $22
                                                                                                                 ----------------
                                                                Premium
                                                            ----------------
II. Precedent Transactions Analysis                          Low       High
---------------------------------------                     -----     ------                                    ----------------
    Premium to Proforma Price      $16     -     $22        30.0%  -  45.0%               $597  -  $923          $21   -   $32
                                                                                                                ----------------

                                                            Perpetual Growth
                                                                 Rate
                                                            ----------------
III. Discounted Cash Flow Analysis(/3/)                      Low       High
---------------------------------------                     -----     ------                                    ----------------
                                                             3.0%  -   5.0%               $569  -  $720          $20   -   $25
                                                                                                                ----------------


Notes:  (1) Based on fully diluted shares outstanding.
        (2) Earnings for 1999 and 2000, are proforma for full impact of adjustments.
        (3) Based on an after-tax weighted average cost of capital of 11.0% - 12.0%.

                                      -6-             MORGAN STANLEY DEAN WITTER

                                                               Preliminary Draft
                                 PROJECT TURBO
================================================================================
      Financial Trading Statistics of Selected Regional Airline Companies



              [THE FOLLOWING DATA WAS REPRESENTED BY A BAR GRAPH]


                      Price/1999E EPS             Price/2000E EPS
                           (P/E)                       (P/E)
                      ---------------             ---------------

Comair                     16.6x                       14.4x

Mesa Air                   16.4x                       11.6x

Atlantic Coast             15.3x                       12.4x

Skywest                    14.9x                       12.5x

Mesaba                     12.2x                        9.4x

A - Company                12.0x                       10.4x

                      ---------------             ---------------
Median                    (15.3x)(/1/)                (12.1x)(/1/)

Mean                      (15.1x)(/1/)                (12.4x)(/1/)



Note:  (1)  Mean and Median multiples exclude A-Company.


                                                      MORGAN STANLEY DEAN WITTER
                                      -7-

                                 PROJECT TURBO                 Preliminary Draft
--------------------------------------------------------------------------------
                        Precedent Transactions Analysis

      Precedent Airlines Transactions
    ------------------------------------
                                                          Premium to
         Acquiror            Target                    Unaffected Price
    -----------------   ----------------            -----------------------
    American Airlines       Reno Air                        51.9%

         Mesa Air            CCAir                          24.4%

                                            Mean:           38.2%
                                            Median:         38.2%



   Precedent "Going Private" Transactions
   --------------------------------------


  Premiums paid in certain "Going Private" transactions - past five years: /(1)/


                                            Mean:           43.0%
                                            Median:         30.0%


Note: (1) Source: Securities Data Corporation.

                                 PROJECT TURBO                 Preliminary Draft
--------------------------------------------------------------------------------
          Discounted Cash Flow Analysis Based on Revised Projections
                         ($MM, except per share data)


Perpetual Growth Rate (%)                          3.0                            4.0                            5.0
                                   ----------------------------    ----------------------------   ----------------------------
Discount Rate                        11.0%     11.5%     12.0%       11.0%     11.5%     12.0%      11.0%     11.5%     12.0%
                                   --------  --------  --------    --------  --------  --------   --------  --------  --------
  Present Value of
    Cash Flows - Year 1                $59       $59       $59         $59       $59       $59        $59       $59       $59
    Cash Flows - Years 2-5             153       151       149         153       151       149        153       151       149
    Terminus                           290       268       248         335       306       281        394       357       325
                                   --------  --------  --------    --------  --------  --------   --------  --------  --------
  Aggregate Value                     $502      $478      $456        $547      $516      $490       $607      $567      $533

    Cash                              $186      $186      $186        $186      $186      $186       $186      $186      $186
    Preferred Stock                      0         0         0           0         0         0          0         0         0
    Total Debt                         (73)      (73)      (73)        (73)      (73)      (73)       (73)      (73)      (73)
                                   --------  --------  --------    --------  --------  --------   --------  --------  --------
  Equity Value                        $616      $591      $569        $660      $630      $603       $720      $680      $646
                                   ========  ========  ========    ========  ========  ========   ========  ========  ========
  Price Per Share (1)                  $22       $21       $20         $23       $22       $21        $25       $24       $23
    Implied Proforma 2000 P/E(2)      14.0 x    13.4 x    12.9 x      15.0 x    14.3 x    13.7 x     16.3 x    15.4 x    14.6 x

Notes: (1) Based on fully diluted shares outstanding.
       (2) Based on revised projections.

--------------------------------------------------------------------------------
                        OVERVIEW OF A-COMPANY STRATEGIC
                                 ALTERNATIVES
--------------------------------------------------------------------------------


                                                      MORGAN STANLEY DEAN WITTER

                                                                                                                   Preliminary Draft

                                                           PROJECT TURBO
------------------------------------------------------------------------------------------------------------------------------------
                                            Summary of A-Company Strategic Alternatives
                      --------------------------------------------------------------------------------------------------------------
                                    Status Quo                            Leveraged                                 Acquisition
                                                                       Recapitalization                            of Asteroid
                      --------------------------------------------------------------------------------------------------------------
Description          .  Continue to run business in                .  Raise additional debt; use        .  Acquisition of Asteroid
                        line with revised projections                 proceeds plus excess cash            by A-Company
                                                                      to repurchase shares or pay
                                                                      extraordinary dividend
                      --------------------------------------------------------------------------------------------------------------

 Selected            .  Preserves limited flexibility to consider  .  May increase earnings growth     .  Combined entity would
Advantages              future strategic alternatives                 rate                                 dominate Atlanta
                                                                                                           Airport's Concourse C
                                                                   .  Delivers liquidity to
                                                                      shareholders
                                                                                                        .  Enhanced regional jet
                                                                                                           route flexibility

                                                                                                        .  Rumored to be for sale




                      --------------------------------------------------------------------------------------------------------------

Selected             .  Does not address changing business terms   .  Decreases financial flexibility   .  Financially weak/highly
 Issues                 with D-Company                                                                     levered partner
                                                                   .  Increases operating risk               -Currently unprofitable
                     .  Significant and near term loss of                                                     with debt amortization
                        shareholder value as a result of           .  Does not address changing               in the next 24 months
                        revised business terms                        business terms with D-Company
                                                                                                        .  A-Company equipment and
                     .  Unlikely that lost earnings could be       .  Only marginally offsets              cost structure is not
                        replaced through any near term                significant and near term loss       compatible with low fare
                        standalone initiatives                        of shareholder value as a            operations
                                                                      result of revised business terms
                                                                                                        .  Replacing D-Company
                                                                                                           connecting traffic with
                                                                                                           low fare airline
                                                                                                           connecting traffic
                                                                                                             -Fundamentally
                                                                                                              different customer
                                                                                                              bases/rate structures

                                                                                                        .  D-Company replacing
                                                                                                           connecting partner would
                                                                                                           create significantly more
                                                                                                           competition on existing
                                                                                                           routes

                                                                                                        .  Labor integration issues

                                                                                                        .  Value of Concourse C as
                                                                                                           majors have not
                                                                                                           traditionally been
                                                                                                           successful as #2 players
                                                                                                           at hubs
                                                                                                             -Example: Delta/DFW

                                                                                                        .  Significantly dilutive to
                                                                                                           A-Company revised EPS
                                                                                                           assuming 0%-30% premium
                                                                                                           to market price

                      --------------------------------------------------------------------------------------------------------------

Completion                High                                               High                               High
  Risk

                      --------------------------------------------------------------------------------------------------------------
Ability to Create
   Near Term              Low                                                Low                                Low
 Value of $34.00

                      --------------------------------------------------------------------------------------------------------------

                      --------------------------------------------------------------------------------------------------------------
                                 Acquisition of/Merger                 Acquisition by                        Acquisition by
                                      with Star                           Comet                                D-Company
                      --------------------------------------------------------------------------------------------------------------
Description          .  Acquisition of/merger with Star            .  Acquisition of A-Company          .  Acquisition of A-Company
                                                                      by Comet                             by D-Company for cash

                      --------------------------------------------------------------------------------------------------------------

 Selected            .  Modestly improved position vis a vis       .  Potential for improved            .  Delivers value to
Advantages              D-Company                                     leverage for both carriers           shareholders in form of
                                                                      vis a vis D-Company                  cash premium to current
                     .  Enhanced regional jet position                  - Two dominant D-Company           market price
                                                                          connection carriers
                     .  Strong management teams                         - Prorate issues                .  Represents substantial
                                                                        - Route scheduling issues          premium to expected
                     .  Increase exposure to other codes/                                                  proforma stock price
                        major airlines                             .  Potential cost benefits              based on revised
                         - Diversifies away from D-Company         .  Dominant regional jet position       projections
                         - Enhances growth opportunities               - Leverage Comet's regional
                                                                         jet experience                 .  Avoids significant and
                                                                   .  Strong management teams at both      near term loss of
                                                                      companies                            shareholder value as a
                                                                                                           result of revised
                                                                                                           business terms

                                                                                                        .  Provides enhanced
                                                                                                           stability for A-
                                                                                                           Company employees
                      --------------------------------------------------------------------------------------------------------------

Selected             .  Given Star's smaller size and lower        .  Potentially negative reaction     .  Eliminates limited
 Issues                 exposure to D-Company, benefits likely        by D-Company                         flexibility to consider
                        to be less than with Comet                                                         future strategic
                                                                   .  Likely expansion of D-Company        alternatives
                     .  Potentially negative reaction by              into Comet's hub markets
                        D-Company

                     .  Labor integration/cost issues              .  Labor integration/cost issues

                     .  Significantly dilutive to A-Company        .  Increases concentration of code-
                        revised EPS assuming 0%-30% premium           sharing business with D-Company and
                        to market price                               does not address changing
                                                                      business terms

                                                                   .  Significantly dilutive transaction
                                                                      to Comet EPS at or above current
                                                                      A-Company stock price (based
                                                                      on revised estimates)






                      --------------------------------------------------------------------------------------------------------------

Completion                High                                               High                               Low
  Risk

                      --------------------------------------------------------------------------------------------------------------
Ability to Create
   Near Term              Low                                                Low                                High
 Value of $34.00

                      --------------------------------------------------------------------------------------------------------------
                                                                                                          MORGAN STANLEY DEAN WITTER



                                                               -10-
